SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stationsplein 45

3013 AK Rotterdam

The Netherlands

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 1.02 Termination of a Material Definitive Agreement.

On May 4, 2012, LyondellBasell Industries N.V. (the “Company”) entered into a $2.0 billion five year revolving credit facility (the “Senior Credit Facility”) pursuant to a Credit Agreement among the Company and LYB Americas Finance Company, a wholly owned subsidiary of the Company, as Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Deutsche Bank Securities Inc., as Syndication Agent and the other parties thereto (the “Credit Agreement”), that allows for euro and dollar denominated letters of credit and loans. The Company may seek to increase the aggregate amount of the commitments, provided, that at the relevant time, no default or event of default has occurred and is continuing. The Company may request one or more Lenders or other persons reasonably acceptable to make the commitment for the increase (but no Lender is required to commit).

The Senior Credit Facility is currently guaranteed by each wholly owned U.S. subsidiary of the Company that is a guarantor of the Company’s 6% Senior Notes due 2021, but only for so long as such subsidiary guarantees such notes.

The agreement contains customary representations and warranties of each of the Company and LYB Americas Finance Company as borrowers. The agreement also requires the Company to maintain a minimum consolidated interest coverage ratio and a maximum consolidated leverage ratio. The interest coverage ratio, subject to certain conditions, will cease to apply when the Company receives investment grade ratings of its long-term unsecured debt. The agreement contains certain restrictive covenants regarding additional indebtedness, including secured and subsidiary indebtedness, and mergers, and sales of assets.

The agreement contains customary events of default, including nonpayment of principal when due, nonpayment of interest or other amounts after a customary grace period, violation of covenants (subject, in the case of certain of such covenants, to a thirty day grace period), incorrectness of representations and warranties in any material respect, cross default to indebtedness, bankruptcy or other insolvency events of the Company or its material subsidiaries (with a customary grace period for involuntary events), material monetary judgments, ERISA events, actual or asserted invalidity of loan documents and changes of control.

A copy of the Credit Agreement is included in this Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary description of the Credit Agreement in this report is qualified in its entirety by reference to Exhibit 10.1.

In connection with the execution of the new Senior Credit Facility, on May 4, 2012, the Company terminated its Senior Secured Asset-Based Credit Agreement, dated as of April 8, 2010 and as amended to date, among the Company, certain of its subsidiaries and Citibank, N.A., as Administrative Agent (the “ABL Facility”), pursuant to its rights thereunder. All amounts owed by the borrowers under the ABL Facility have been repaid and the commitments under the ABL Facility have been terminated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated May 4, 2012, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, the Lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Deutsche Bank Securities Inc., as Syndication Agent and the other parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: May 7, 2012	By:	/s/ Karyn F. Ovelmen
Karyn F. Ovelmen
Executive Vice President

Exhibit Index

Exhibit	Description

10.1	Credit Agreement, dated May 4, 2012, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, the Lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Deutsche Bank Securities Inc., as Syndication Agent and the other parties thereto